Exhibit 99

NEWS

MARRIOTT INTERNATIONAL REPORTS FOURTH QUARTER 2020 RESULTS

•Fourth quarter 2020 comparable systemwide constant dollar RevPAR declined 64.1 percent worldwide, 64.6 percent in the U.S. & Canada, and 62.7 percent in international markets, compared to the 2019 fourth quarter;

•Fourth quarter reported diluted loss per share totaled $0.50, compared to reported diluted EPS of $0.85 in the year-ago quarter. Fourth quarter adjusted diluted EPS totaled $0.12, compared to fourth quarter 2019 adjusted diluted EPS of $1.51;

•Fourth quarter reported net loss totaled $164 million, compared to reported net income of $279 million in the year-ago quarter. Fourth quarter adjusted net income totaled $39 million, compared to fourth quarter 2019 adjusted net income of $498 million;

•Adjusted EBITDA totaled $317 million in the 2020 fourth quarter, compared to fourth quarter 2019 adjusted EBITDA of $901 million;

•The company added nearly 63,000 rooms globally during 2020, including more than 28,000 rooms in international markets and a total of roughly 8,100 conversion rooms. Net rooms grew 3.1 percent from year-end 2019;

•At year end, Marriott’s worldwide development pipeline totaled nearly 2,900 properties and more than 498,000 rooms, including roughly 20,000 rooms approved, but not yet subject to signed contracts. Over 229,000 rooms in the pipeline were under construction as of the end of 2020;

•As of year-end 2020, the company’s net liquidity totaled approximately $4.4 billion, representing roughly $0.8 billion in available cash balances and $3.6 billion of unused borrowing capacity under its revolving credit facility.

BETHESDA, MD – February 18, 2021 - Marriott International, Inc. (NASDAQ: MAR) today reported fourth quarter 2020 results, which were materially impacted by the COVID-19 global pandemic and efforts to contain it (COVID-19).

Leeny Oberg, Executive Vice President and Chief Financial Officer, said, “We are all deeply saddened by Arne Sorenson’s unexpected passing. We are grateful to have been able to work with such an inspiring and talented leader and will always treasure our memories of working with him. Our leadership team is committed to honoring him by building on his incredible legacy as we move the company forward.”

Stephanie Linnartz, Group President, Consumer Operations, Technology and Emerging Businesses, and Tony Capuano, Group President, Global Development, Design and Operations Services, who together are sharing responsibility for overseeing the company’s day-to-day operations until Marriott’s Board of Directors appoints a new President and Chief Executive Officer, commented on the company’s quarterly results.

Ms. Linnartz said, “With the global pandemic, 2020 was the most challenging year in our 93-year history. In April, we experienced the sharpest worldwide RevPAR[1] decline on record, down 90 percent year over year with just 12 percent occupancy. Demand around the world improved from this trough at varying rates, with China leading the way. RevPAR in mainland China saw a meaningful rebound through the year and was down less than 10 percent year over year in December.

“While China has shown that demand can be quite resilient when the virus is perceived to be contained, we have also seen that progress can be slowed by significant spikes in virus cases, such as we saw in the U.S and Europe towards the end of 2020. Global occupancy remained at 35 percent in the fourth quarter, in line with the third quarter, and still substantially above the trough in April. While no one can know how long this pandemic will last, we are seeing some small, early signs that the acceleration of vaccine rollouts around the world will help drive a significant rebound in travel and lodging demand.”

Mr. Capuano said, “We are gratified that we continue to see strong demand for our industry leading brands from owners and franchisees despite the unprecedented challenges resulting from the pandemic. Our pipeline grew during the quarter to more than 498,000 rooms as of the end of 2020, with 46 percent of those rooms under construction. We are seeing strong interest in conversions, as demonstrated by our recent announcement of the planned conversion of 19 all-inclusive hotels with nearly 7,000 rooms to our system in the Caribbean and Latin America region during 2021. Looking ahead, we expect gross rooms growth could accelerate to approximately 6 percent in 2021.

“In the face of the unprecedented environment resulting from the pandemic, our associates and leadership team rose to the challenge. We worked closely with our owners and franchisees to help them weather the crisis by implementing cost savings, both temporary and permanent. And operationally we implemented heightened cleanliness standards across our portfolio to enhance the safety and wellbeing of our associates and guests, while also introducing additional protocols to help enable meeting and group business to safely take place.”

Ms. Oberg added, “In 2020, we moved swiftly to right-size our business in response to the precipitous decline in revenue by reducing costs, strengthening our balance sheet, and lowering capital spending. While the current environment remains challenging, we believe our financial condition is strong and we look ahead to the rest of 2021 with optimism.”
1 All occupancy and RevPAR statistics are comparable systemwide constant dollar and include hotels that have been temporarily closed due to COVID-19. Unless otherwise stated, all changes refer to year-over-year changes for the comparable period.

Fourth Quarter 2020 Results
Marriott’s reported operating loss totaled $128 million in the 2020 fourth quarter, compared to 2019 fourth quarter reported operating income of $274 million. Reported net loss totaled $164 million in the 2020 fourth quarter, compared to 2019 fourth quarter reported net income of $279 million. Reported diluted loss per share totaled $0.50 in the quarter, compared to reported diluted earnings per share (EPS) of $0.85 in the year-ago quarter.

Adjusted operating income in the 2020 fourth quarter totaled $148 million, compared to 2019 fourth quarter adjusted operating income of $717 million. Adjusted operating income in the 2020 fourth quarter and the 2019 fourth quarter excluded impairment charges of $44 million and $114 million, respectively.

Fourth quarter 2020 adjusted net income totaled $39 million, compared to 2019 fourth quarter adjusted net income of $498 million. Adjusted diluted EPS in the 2020 fourth quarter totaled $0.12, compared to adjusted diluted EPS of $1.51 in the year-ago quarter. These 2020 fourth quarter adjusted results excluded $74 million ($0.23 per share) of income tax benefits due to the closure of prior years’ audits. The adjusted 2020 results also excluded impairment charges of $88 million after-tax ($0.27 per share) and loss on asset sales of $4 million after-tax ($0.01 per share).

Adjusted results also excluded restructuring and merger-related charges, cost reimbursement revenue, and reimbursed expenses. See pages A-3, A-4 and A-13 for the calculation of adjusted results and the manner in which the adjusted measures are determined in this press release.

Restructuring and merger-related charges totaled $262 million in the fourth quarter. Charges in the fourth quarter of 2020 largely reflect a $243 million increase to the liability for the Sheraton Grand Chicago put option.

Base management and franchise fees totaled $379 million in the 2020 fourth quarter, compared to base management and franchise fees of $799 million in the year-ago quarter. The year-over-year decline in these fees is primarily attributable to RevPAR declines related to COVID-19. Other non-RevPAR related franchise fees in the 2020 fourth quarter of $133 million declined $24 million, or 15 percent, from the year-ago quarter, largely due to lower credit card branding fees.

Incentive management fees totaled $44 million in the 2020 fourth quarter, compared to incentive management fees of $175 million in the year-ago quarter. The year-over-year decline in these fees is primarily attributable to lower net house profits at many hotels related to COVID-19. More than 60 percent of the incentive management fees recognized in the quarter were earned at hotels in the Asia Pacific region, of which three-quarters were earned in Greater China.

Contract investment amortization for the 2020 fourth quarter totaled $38 million, compared to $17 million in the year-ago quarter. The year-over-year change largely reflects impairments of investments in management and franchise contracts.

Owned, leased, and other revenue, net of direct expenses, totaled a $27 million loss in the 2020 fourth quarter, compared to $92 million of profit in the year-ago quarter as a result of RevPAR declines related to COVID-19.

Depreciation, amortization, and other expenses for the 2020 fourth quarter totaled $71 million, compared to $179 million in the year-ago quarter. The year-over-year change largely reflects $114 million of impairment charges recorded in the 2019 fourth quarter, partially offset by an $11 million impairment charge associated with a leased hotel in the U.S. recorded in the 2020 fourth quarter.

General, administrative, and other expenses for the 2020 fourth quarter totaled $183 million, compared to $267 million in the year-ago quarter. The lower expenses in the 2020 fourth quarter largely reflect the company’s COVID-19-related cost reduction efforts.

Gains and other income, net, totaled $6 million, compared to $138 million in the year-ago quarter. Gains and other income, net, in the 2019 fourth quarter primarily reflected $134 million of gains associated with the sales of two hotels in the U.S. and Canada.

Interest expense, net, totaled $105 million in the fourth quarter compared to $89 million in the year-ago quarter. The increase is largely due to higher interest expense associated with new debt issuances.

Equity in losses for the fourth quarter totaled $87 million, largely reflecting impairment charges and the decline in results at joint venture properties due to COVID-19.

In the 2020 fourth quarter, the benefit for income taxes totaled $150 million, compared to the provision for income taxes of $47 million in the 2019 fourth quarter. The 2020 fourth quarter benefit included $100 million related to the closure of pre-acquisition Starwood audits. Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) totaled $317 million in the 2020 fourth quarter, compared to fourth quarter 2019 adjusted EBITDA of $901 million. See page A-12 for the adjusted EBITDA calculation.

Selected Performance Information
The company added 109 new properties (17,780 rooms) to its worldwide lodging portfolio during the 2020 fourth quarter, including roughly 2,600 rooms converted from competitor brands and approximately 9,000 rooms in international markets. Forty-six properties (8,011 rooms) exited the system during the quarter. At year end, Marriott’s global lodging system totaled more than 7,600 properties and timeshare resorts, with over 1,423,000 rooms.

At year end, the company’s worldwide development pipeline totaled 2,881 properties with more than 498,000 rooms, including 1,187 properties with over 229,000 rooms under construction and 119 properties with roughly 20,000 rooms approved for development, but not yet subject to signed contracts.

In the 2020 fourth quarter, worldwide RevPAR declined 64.1 percent (a 63.9 percent decline using actual dollars). RevPAR in the U.S. & Canada declined 64.6 percent (a 64.6 percent decline using actual dollars), and RevPAR in international markets declined 62.7 percent (a 62.2 percent decline using actual dollars).

Balance Sheet and Liquidity
At year-end 2020, Marriott’s net debt was $9.5 billion, representing total debt of $10.4 billion less cash and cash equivalents of $0.9 billion. At year-end 2019, the company’s net debt was $10.7 billion, representing total debt of $10.9 billion less cash and cash equivalents of $0.2 billion.

The company’s net liquidity was approximately $4.4 billion at year end, representing roughly $0.8 billion in available cash balances and $3.6 billion of unused borrowing capacity under its revolving credit facility. During the fourth quarter, the company reduced its debt by more than $600 million.

The company halted share repurchases in February of 2020 and suspended its quarterly dividend beginning in the second quarter of 2020.

COVID-19
Due to the numerous uncertainties associated with COVID-19, Marriott cannot presently estimate the impact of this unprecedented situation on its future results, which is highly dependent on the severity and duration of the pandemic and its impacts, but expects that COVID-19 will continue to be material to the company’s results.

The company expects to provide additional information about the current impact of COVID-19 on its business on its call later this morning.

Marriott International, Inc. (NASDAQ: MAR) will conduct its quarterly earnings review for the investment community and news media on Thursday, February 18, 2021 at 8:30 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click on “Events & Presentations” and click on the quarterly conference call link. A replay will be available at that same website until February 17, 2022.

The telephone dial-in number for the conference call is 706-679-3455 and the conference ID is 2083356. A telephone replay of the conference call will be available from 2:00 p.m. ET, Thursday, February 18,

2021 until 8:00 p.m. ET, Thursday, February 25, 2021. To access the replay, call 404-537-3406. The conference ID for the recording is 2083356.

Note on forward-looking statements: All statements in this press release and the accompanying schedules are made as of February 18, 2021. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise. This press release and the accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including statements related to the possible effects on our business of the COVID-19 pandemic and efforts to contain it (COVID-19); travel and lodging demand; future performance of the company's hotels; cost savings; demand for our brands; our development pipeline, rooms growth and conversions; leadership changes; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including those we identify below and other risk factors that we identify in our Securities and Exchange Commission filings, including our most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K. Risks that could affect forward-looking statements in this press release include the duration and scope of COVID-19, including the availability and distribution of effective vaccines or treatments; its short and longer-term impact on the demand for travel, transient and group business, and levels of consumer confidence; actions governments, businesses and individuals have taken or may take in response to the pandemic, including limiting or banning travel and/or in-person gatherings or imposing occupancy or other restrictions on lodging or other facilities; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies, travel, and economic activity, including the duration and magnitude of its impact on unemployment rates and consumer discretionary spending; the ability of our owners and franchisees to successfully navigate the impacts of COVID-19; the pace of recovery when the pandemic subsides or effective treatments or vaccines become widely available; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the effects of steps we and our property owners and franchisees have taken and may continue to take to reduce operating costs and/or enhance certain health and cleanliness protocols at our hotels; the impacts of our employee furloughs and reduced work week schedules, our voluntary transition program and our other restructuring activities; competitive conditions in the lodging industry; relationships with customers and property owners; the availability of capital to finance hotel growth and refurbishment; the extent to which we experience adverse effects from data security incidents; and changes in tax laws in countries in which we earn significant income. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release.

Marriott International, Inc. (NASDAQ: MAR) is based in Bethesda, Maryland, USA, and encompasses a portfolio of more than 7,600 properties under 30 leading brands spanning 133 countries and territories. Marriott operates and franchises hotels and licenses vacation ownership resorts all around the world. The company offers Marriott Bonvoy™, its highly-awarded travel program. For more information, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com. In addition, connect with us on Facebook and @MarriottIntl on Twitter and Instagram.

Marriott may post updates about COVID-19 and other matters on its investor relations website at www.marriott.com/investor or Marriott's news center website at www.marriottnewscenter.com. Marriott encourages investors, the media, and others interested in the company to review and subscribe to the information Marriott posts on these websites, which may be material. The contents of these websites are not incorporated by reference into this press release or any report or document Marriott files with the SEC, and any references to the websites are intended to be inactive textual references only.

CONTACT:
Connie Kim
Corporate Relations
(301) 380-4028
connie.kim@marriott.com

Jackie Burka McConagha
Investor Relations
(301) 380-5126
jackie.burka@marriott.com

Betsy Dahm
Investor Relations
(301) 380-3372
betsy.dahm@marriott.com

IRPR#1

Tables follow

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME - AS REPORTED
FOURTH QUARTER 2020 AND 2019
(in millions except per share amounts, unaudited)

	As Reported	As Reported	Percent
	Three Months Ended	Three Months Ended	Better/(Worse)
	December 31, 2020	December 31, 2019	Reported 2020 vs. 2019
REVENUES
Base management fees	$102	$298	(66)
Franchise fees [1]	277	501	(45)
Incentive management fees	44	175	(75)
Gross Fee Revenues	423	974	(57)
Contract investment amortization [2]	(38)	(17)	(124)
Net Fee Revenues	385	957	(60)
Owned, leased, and other revenue [3]	123	426	(71)
Cost reimbursement revenue [4]	1,664	3,988	(58)
Total Revenues	2,172	5,371	(60)

OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct [5]	150	334	55
Depreciation, amortization, and other [6]	71	179	60
General, administrative, and other [7]	183	267	31
Restructuring and merger-related charges (recoveries)	262	(53)	(594)
Reimbursed expenses [4]	1,634	4,370	63
Total Expenses	2,300	5,097	55

OPERATING (LOSS) INCOME	(128)	274	(147)

Gains and other income, net [8]	6	138	(96)
Interest expense	(112)	(95)	(18)
Interest income	7	6	17
Equity in (losses) earnings [9]	(87)	3	(3,000)

(LOSS) INCOME BEFORE INCOME TAXES	(314)	326	(196)

Benefit (provision) for income taxes	150	(47)	419

NET (LOSS) INCOME	$(164)	$279	(159)

(LOSS) EARNINGS PER SHARE
(Loss) Earnings per share - basic	$(0.50)	$0.85	(159)
(Loss) Earnings per share - diluted	$(0.50)	$0.85	(159)

Basic Shares	326.2	327.7
Diluted Shares[10]	326.2	330.4

1Franchise fees include fees from our franchise agreements, application and relicensing fees, licensing fees from our timeshare, credit card programs, and residential branding fees.
2Contract investment amortization includes amortization of capitalized costs to obtain contracts with our owner and franchisee customers, and any related impairments, accelerations, or write-offs.
3Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, and other revenue.
4Cost reimbursement revenue includes reimbursements from properties for property-level and centralized programs and services that we operate for the benefit of our hotel owners. Reimbursed expenses include costs incurred by Marriott for certain property-level operating expenses and centralized programs and services.
5Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.
6Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.
7General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.
8Gains and other income, net includes gains and losses on the sale of real estate, the sale of joint venture interests and other investments, and adjustments from other equity investments.
9Equity in (losses) earnings include our equity in earnings or losses of unconsolidated equity method investments.
10Basic and fully diluted weighted average shares outstanding used to calculate (loss) earnings per share for the period in which we had a loss are the same because inclusion of additional equivalents would be anti-dilutive.

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME - AS REPORTED
FOURTH QUARTER YEAR-TO-DATE 2020 AND 2019
(in millions except per share amounts, unaudited)

	As Reported	As Reported	Percent
	Twelve Months Ended	Twelve Months Ended	Better/(Worse)
	December 31, 2020	December 31, 2019	Reported 2020 vs. 2019
REVENUES
Base management fees	$443	$1,180	(62)
Franchise fees [1]	1,153	2,006	(43)
Incentive management fees	87	637	(86)
Gross Fee Revenues	1,683	3,823	(56)
Contract investment amortization [2]	(132)	(62)	(113)
Net Fee Revenues	1,551	3,761	(59)
Owned, leased, and other revenue [3]	568	1,612	(65)
Cost reimbursement revenue [4]	8,452	15,599	(46)
Total Revenues	10,571	20,972	(50)

OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct [5]	677	1,316	49
Depreciation, amortization, and other [6]	346	341	(1)
General, administrative, and other [7]	762	938	19
Restructuring and merger-related charges	267	138	(93)
Reimbursed expenses [4]	8,435	16,439	49
Total Expenses	10,487	19,172	45

OPERATING INCOME	84	1,800	(95)

Gains and other income, net [8]	9	154	(94)
Interest expense	(445)	(394)	(13)
Interest income	27	26	4
Equity in (losses) earnings [9]	(141)	13	(1,185)

(LOSS) INCOME BEFORE INCOME TAXES	(466)	1,599	(129)

Benefit (provision) for income taxes	199	(326)	161

NET (LOSS) INCOME	$(267)	$1,273	(121)

(LOSS) EARNINGS PER SHARE
(Loss) Earnings per share - basic	$(0.82)	$3.83	(121)
(Loss) Earnings per share - diluted	$(0.82)	$3.80	(122)

Basic Shares	325.8	332.7
Diluted Shares[10]	325.8	335.5

1Franchise fees include fees from our franchise agreements, application and relicensing fees, licensing fees from our timeshare, credit card programs, and residential branding fees.
2Contract investment amortization includes amortization of capitalized costs to obtain contracts with our owner and franchisee customers, and any related impairments, accelerations, or write-offs.
3Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, and other revenue.
4Cost reimbursement revenue includes reimbursements from properties for property-level and centralized programs and services that we operate for the benefit of our hotel owners. Reimbursed expenses include costs incurred by Marriott for certain property-level operating expenses and centralized programs and services.
5Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.
6Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.
7General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.
8Gains and other income, net includes gains and losses on the sale of real estate, the sale of joint venture interests and other investments, and adjustments from other equity investments.
9Equity in (losses) earnings include our equity in earnings or losses of unconsolidated equity method investments.
10Basic and fully diluted weighted average shares outstanding used to calculate (loss) earnings per share for the period in which we had a loss are the same because inclusion of additional equivalents would be anti-dilutive.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES - FOURTH QUARTER AND FULL YEAR 2020 AND 2019
($ in millions except per share amounts)

The following table presents our reconciliations of Adjusted operating income, Adjusted operating income margin, Adjusted net income, and Adjusted diluted earnings per share, to the most directly comparable GAAP measure. Adjusted total revenues is used in the determination of Adjusted operating income margin.

	Three Months Ended			Twelve Months Ended
	December 31, 2020	December 31, 2019	Percent Better/(Worse)	December 31, 2020	December 31, 2019	Percent Better/(Worse)
Total revenues, as reported	$2,172	$5,371		$10,571	$20,972
Less: Cost reimbursement revenue	(1,664)	(3,988)		(8,452)	(15,599)
Add: Impairments [1]	22	—		62	—
Adjusted total revenues**	530	1,383		2,181	5,373

Operating (loss) income, as reported	(128)	274		84	1,800
Less: Cost reimbursement revenue	(1,664)	(3,988)		(8,452)	(15,599)
Add: Reimbursed expenses	1,634	4,370		8,435	16,439
Add (Less): Restructuring and merger-related charges (recoveries)	262	(53)		267	138
Add: Impairments [2]	44	114		201	114
Adjusted operating income **	148	717	-79%	535	2,892	-82%

Operating (loss) income margin	-6%	5%		1%	9%
Adjusted operating income margin **	28%	52%		25%	54%

Net (loss) income, as reported	(164)	279		(267)	1,273
Less: Cost reimbursement revenue	(1,664)	(3,988)		(8,452)	(15,599)
Add: Reimbursed expenses	1,634	4,370		8,435	16,439
Add (Less): Restructuring and merger-related charges (recoveries)	262	(53)		267	138
Add: Impairments [3]	113	114		278	114
Add (Less): Loss (gain) on asset dispositions [4]	6	(134)		6	(143)
Income tax effect of above adjustments	(74)	(90)		(134)	(236)
Less: Income tax benefit due to audit closures	(74)	—		(74)	—
Adjusted net income **	$39	$498	-92%	$59	$1,986	-97%

Diluted (loss) earnings per share, as reported	$(0.50)	$0.85		$(0.82)	$3.80
Adjusted diluted earnings per share**	$0.12	$1.51	-92%	$0.18	$5.92	-97%

**Denotes non-GAAP financial measures. Please see pages A-13 and A-14 for information about our reasons for providing these alternative financial measures and the limitations on their use.

1Includes impairment charges reported in Contract investment amortization of $22 million and $62 million in the 2020 fourth quarter and 2020 full year, respectively.

2Includes impairment charges reported in Contract investment amortization of $22 million and $62 million; and Depreciation, amortization, and other of $22 million and $139 million in the 2020 fourth quarter and 2020 full year, respectively. Includes impairment charges reported in Depreciation, amortization, and other of $114 million in both the 2019 fourth quarter and 2019 full year.

3Includes impairment charges reported in Contract investment amortization of $22 million and $62 million; Depreciation, amortization, and other of $22 million and $139 million; Equity in earnings (losses) of $69 million and $77 million in the 2020 fourth quarter and 2020 full year, respectively. Includes impairment charges reported in Depreciation, amortization, and other of $114 million in both the 2019 fourth quarter and 2019 full year.

4Loss (gain) on asset dispositions reported in Gains and other income, net.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES - 2020 QUARTERLY
($ in millions except per share amounts)

The following table presents our reconciliations of Adjusted operating income (loss), Adjusted operating income (loss) margin, Adjusted net income (loss), and Adjusted diluted earnings (loss) per share, to the most directly comparable GAAP measure. Adjusted total revenues is used in the determination of Adjusted operating income (loss) margin.

	Fiscal Year 2020
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Total revenues, as reported	$4,681	$1,464	$2,254	$2,172	$10,571
Less: Cost reimbursement revenue	(3,797)	(1,202)	(1,789)	(1,664)	(8,452)
Add: Impairments [1]	7	3	30	22	62
Adjusted total revenues**	891	265	495	530	2,181

Operating income (loss), as reported	114	(154)	252	(128)	84
Less: Cost reimbursement revenue	(3,797)	(1,202)	(1,789)	(1,664)	(8,452)
Add: Reimbursed expenses	3,877	1,241	1,683	1,634	8,435
(Less) Add: Restructuring and merger-related (recoveries) charges	(2)	6	1	262	267
Add: Impairments [2]	101	24	32	44	201
Adjusted operating income (loss) **	293	(85)	179	148	535

Operating income (loss) margin	2%	-11%	11%	-6%	1%
Adjusted operating income (loss) margin **	33%	-32%	36%	28%	25%

Net income (loss), as reported	31	(234)	100	(164)	(267)
Less: Cost reimbursement revenue	(3,797)	(1,202)	(1,789)	(1,664)	(8,452)
Add: Reimbursed expenses	3,877	1,241	1,683	1,634	8,435
(Less) Add: Restructuring and merger-related (recoveries) charges	(2)	6	1	262	267
Add: Impairments [3]	101	32	32	113	278
Add: Loss on asset dispositions [4]	—	—	—	6	6
Income tax effect of above adjustments	(50)	(27)	17	(74)	(134)
Less: Income tax benefit due to audit closures	—	—	—	(74)	(74)
Adjusted net income (loss) **	$160	$(184)	$44	$39	$59

Diluted earnings (loss) per share, as reported	$0.09	$(0.72)	$0.31	$(0.50)	$(0.82)
Adjusted diluted earnings (loss) per share**	$0.49	$(0.57)	$0.13	$0.12	$0.18

**Denotes non-GAAP financial measures. Please see pages A-13 and A-14 for information about our reasons for providing these alternative financial measures and the limitations on their use.

1Includes impairment charges reported in Contract investment amortization of $7 million, $3 million, $30 million, $22 million and $62 million in the first quarter, second quarter, third quarter, fourth quarter and full year, respectively.

2Includes impairment charges reported in Contract investment amortization of $7 million, $3 million, $30 million, $22 million and $62 million; and Depreciation, amortization, and other of $94 million, $21 million, $2 million, $22 million and $139 million in the first quarter, second quarter, third quarter, fourth quarter and full year, respectively.

3Includes impairment charges reported in Contract investment amortization of $7 million, $3 million, $30 million, $22 million and $62 million; Depreciation, amortization, and other of $94 million, $21 million, $2 million, $22 million and $139 million; and Equity in earnings (losses) of $0 million, $8 million, $0 million, $69 million and $77 million in the first quarter, second quarter, third quarter, fourth quarter and full year, respectively.

4Loss on asset dispositions reported in Gains and other income, net.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS
As of December 31, 2020

	US & Canada		Total International		Total Worldwide
	Units	Rooms	Units	Rooms	Units	Rooms
Managed	733	234,576	1,266	326,159	1,999	560,735
Marriott Hotels	115	62,212	178	51,890	293	114,102
Marriott Hotels Serviced Apartments	—	—	1	154	1	154
Sheraton	28	23,609	189	63,573	217	87,182
Courtyard	220	34,988	105	22,812	325	57,800
Westin	41	22,349	72	21,924	113	44,273
JW Marriott	21	12,711	61	22,581	82	35,292
Renaissance	24	10,607	59	18,402	83	29,009
The Ritz-Carlton	38	11,404	63	16,175	101	27,579
The Ritz-Carlton Serviced Apartments	—	—	5	713	5	713
Le Méridien	2	160	71	20,314	73	20,474
Four Points	1	134	80	21,892	81	22,026
Residence Inn	108	16,344	6	701	114	17,045
W Hotels	22	6,403	32	8,445	54	14,848
W Hotels Serviced Apartments	—	—	1	160	1	160
The Luxury Collection	6	2,296	50	9,084	56	11,380
Gaylord Hotels	6	9,918	—	—	6	9,918
St. Regis	10	1,968	34	7,819	44	9,787
Aloft	1	330	39	8,957	40	9,287
St. Regis Serviced Apartments	—	—	1	70	1	70
AC Hotels by Marriott	5	901	67	8,180	72	9,081
Delta Hotels	25	6,770	1	360	26	7,130
Fairfield by Marriott	7	1,539	42	6,074	49	7,613
SpringHill Suites	30	4,896	—	—	30	4,896
Marriott Executive Apartments	—	—	33	4,812	33	4,812
Autograph Collection	8	2,335	14	2,200	22	4,535
Protea Hotels	—	—	32	3,911	32	3,911
EDITION	4	1,209	7	1,488	11	2,697
TownePlace Suites	10	1,313	—	—	10	1,313
Element	1	180	8	1,690	9	1,870
Moxy	—	—	5	887	5	887
Tribute Portfolio	—	—	5	453	5	453
Bulgari	—	—	5	438	5	438
Franchised	4,716	676,773	676	137,726	5,392	814,499
Courtyard	819	109,111	91	16,700	910	125,811
Fairfield by Marriott	1,054	98,362	29	5,089	1,083	103,451
Residence Inn	745	88,737	13	1,566	758	90,303
Marriott Hotels	223	70,452	60	17,745	283	88,197
Sheraton	155	46,636	66	18,808	221	65,444
SpringHill Suites	458	52,694	—	—	458	52,694
TownePlace Suites	436	44,007	—	—	436	44,007
Westin	88	29,283	23	7,171	111	36,454
Autograph Collection	115	23,114	65	12,199	180	35,313
Four Points	157	23,702	57	9,215	214	32,917
Renaissance	62	17,956	28	7,691	90	25,647
Aloft	133	19,289	19	3,074	152	22,363
AC Hotels by Marriott	68	11,436	36	6,412	104	17,848
Moxy	21	4,149	48	9,499	69	13,648
Delta Hotels	52	11,456	7	1,706	59	13,162
The Luxury Collection	11	2,794	48	8,863	59	11,657
Le Méridien	20	4,588	16	4,225	36	8,813
JW Marriott	13	5,947	6	1,624	19	7,571
Element	54	7,207	2	293	56	7,500
Tribute Portfolio	26	4,571	17	1,947	43	6,518
Protea Hotels	—	—	36	2,949	36	2,949
Design Hotels	5	853	7	799	12	1,652
The Ritz-Carlton	1	429	—	—	1	429
Bulgari	—	—	1	85	1	85
Marriott Executive Apartments	—	—	1	66	1	66

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS
As of December 31, 2020

	US & Canada		Total International		Total Worldwide
	Units	Rooms	Units	Rooms	Units	Rooms
Owned/Leased	26	6,483	40	9,417	66	15,900
Courtyard	19	2,814	4	894	23	3,708
Marriott Hotels	2	1,308	6	2,064	8	3,372
Sheraton	—	—	4	1,830	4	1,830
W Hotels	2	779	2	665	4	1,444
Protea Hotels	—	—	6	991	6	991
Westin	1	1,073	—	—	1	1,073
Renaissance	1	317	2	505	3	822
Autograph Collection [1]	—	—	7	705	7	705
The Ritz-Carlton	—	—	2	550	2	550
JW Marriott	—	—	1	496	1	496
The Luxury Collection [2]	—	—	4	417	4	417
Residence Inn	1	192	1	140	2	332
St. Regis	—	—	1	160	1	160
Residences	59	6,258	35	2,897	94	9,155
The Ritz-Carlton Residences	35	4,064	11	938	46	5,002
W Residences	10	1,089	4	359	14	1,448
St. Regis Residences	8	703	7	598	15	1,301
Bulgari Residences	—	—	5	514	5	514
Westin Residences	3	266	—	—	3	266
The Luxury Collection Residences	1	91	3	115	4	206
Marriott Hotels Residences	—	—	2	246	2	246
Autograph Collection Residences	—	—	1	62	1	62
Sheraton Residences	—	—	1	50	1	50
EDITION Residences	2	45	—	—	2	45
Le Méridien Residences	—	—	1	15	1	15
Timeshare*	72	18,905	19	3,850	91	22,755
Grand Total	5,606	942,995	2,036	480,049	7,642	1,423,044

* Timeshare property and room counts are included on this table in their geographical locations.  For external reporting purposes, these counts are captured in the Corporate segment.
1Includes five properties acquired when we purchased Elegant Hotels Group in December 2019 which we currently intend to re-brand under the Autograph Collection brand following the completion of planned renovations.
2Includes two properties acquired when we purchased Elegant Hotels Group in December 2019 which we currently intend to re-brand under The Luxury Collection brand following the completion of planned renovations.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS
As of December 31, 2020

	US & Canada		Total International		Total Worldwide
Total Systemwide	Units	Rooms	Units	Rooms	Units	Rooms
Luxury	184	51,932	354	82,357	538	134,289
JW Marriott	34	18,658	68	24,701	102	43,359
The Ritz-Carlton	39	11,833	65	16,725	104	28,558
The Ritz-Carlton Residences	35	4,064	11	938	46	5,002
The Ritz-Carlton Serviced Apartments	—	—	5	713	5	713
The Luxury Collection [1]	17	5,090	102	18,364	119	23,454
The Luxury Collection Residences	1	91	3	115	4	206
W Hotels	24	7,182	34	9,110	58	16,292
W Residences	10	1,089	4	359	14	1,448
W Hotels Serviced Apartments	—	—	1	160	1	160
St. Regis	10	1,968	35	7,979	45	9,947
St. Regis Residences	8	703	7	598	15	1,301
St. Regis Serviced Apartments	—	—	1	70	1	70
EDITION	4	1,209	7	1,488	11	2,697
EDITION Residences	2	45	—	—	2	45
Bulgari	—	—	6	523	6	523
Bulgari Residences	—	—	5	514	5	514
Full-Service	1,002	349,833	937	261,916	1,939	611,749
Marriott Hotels	340	133,972	244	71,699	584	205,671
Marriott Hotels Residences	—	—	2	246	2	246
Marriott Hotels Serviced Apartments	—	—	1	154	1	154
Sheraton	183	70,245	259	84,211	442	154,456
Sheraton Residences	—	—	1	50	1	50
Westin	130	52,705	95	29,095	225	81,800
Westin Residences	3	266	—	—	3	266
Renaissance	87	28,880	89	26,598	176	55,478
Autograph Collection [2]	123	25,449	86	15,104	209	40,553
Autograph Collection Residences	—	—	1	62	1	62
Le Méridien	22	4,748	87	24,539	109	29,287
Le Méridien Residences	—	—	1	15	1	15
Delta Hotels	77	18,226	8	2,066	85	20,292
Gaylord Hotels	6	9,918	—	—	6	9,918
Tribute Portfolio	26	4,571	22	2,400	48	6,971
Marriott Executive Apartments	—	—	34	4,878	34	4,878
Design Hotels	5	853	7	799	12	1,652
Limited-Service	4,348	522,325	726	131,926	5,074	654,251
Courtyard	1,058	146,913	200	40,406	1,258	187,319
Fairfield by Marriott	1,061	99,901	71	11,163	1,132	111,064
Residence Inn	854	105,273	20	2,407	874	107,680
SpringHill Suites	488	57,590	—	—	488	57,590
Four Points	158	23,836	137	31,107	295	54,943
TownePlace Suites	446	45,320	—	—	446	45,320
Aloft	134	19,619	58	12,031	192	31,650
AC Hotels by Marriott	73	12,337	103	14,592	176	26,929
Moxy	21	4,149	53	10,386	74	14,535
Element	55	7,387	10	1,983	65	9,370
Protea Hotels	—	—	74	7,851	74	7,851
Timeshare*	72	18,905	19	3,850	91	22,755
Grand Total	5,606	942,995	2,036	480,049	7,642	1,423,044
* Timeshare property and room counts are included on this table in their geographical locations.  For external reporting purposes, these counts are captured in the Corporate segment.
1Includes two properties acquired when we purchased Elegant Hotels Group in December 2019 which we currently intend to re-brand under The Luxury Collection brand following the completion of planned renovations.
2Includes five properties acquired when we purchased Elegant Hotels Group in December 2019 which we currently intend to re-brand under the Autograph Collection brand following the completion of planned renovations.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated US & Canada Properties
	Three Months Ended December 31, 2020 and December 31, 2019
	REVPAR		Occupancy			Average Daily Rate
Brand	2020	vs. 2019	2020	vs. 2019		2020	vs. 2019
JW Marriott	$52.85	-74.7%	21.2%	-54.0%	pts.	$249.73	-10.0%
The Ritz-Carlton	$119.92	-61.6%	29.0%	-43.5%	pts.	$413.27	-3.9%
W Hotels	$47.52	-78.1%	23.6%	-52.0%	pts.	$201.02	-30.0%
Composite US & Canada Luxury [1]	$85.79	-68.4%	25.1%	-49.7%	pts.	$342.01	-5.8%
Marriott Hotels	$24.28	-83.1%	18.6%	-54.4%	pts.	$130.44	-33.9%
Sheraton	$23.41	-85.5%	16.1%	-59.2%	pts.	$145.49	-32.4%
Westin	$32.23	-80.5%	22.5%	-53.1%	pts.	$143.53	-34.4%
Composite US & Canada Premium [2]	$26.53	-82.2%	18.6%	-55.1%	pts.	$142.73	-29.3%
US & Canada Full-Service [3]	$38.27	-77.9%	19.9%	-54.1%	pts.	$192.53	-17.8%
Courtyard	$27.87	-70.2%	31.2%	-36.4%	pts.	$89.43	-35.5%
Residence Inn	$58.26	-50.7%	49.0%	-26.4%	pts.	$118.99	-24.0%
Composite US & Canada Limited-Service [4]	$35.79	-64.8%	35.6%	-35.0%	pts.	$100.42	-30.3%
US & Canada - All [5]	$37.47	-75.0%	24.9%	-47.9%	pts.	$150.24	-27.1%

Comparable Systemwide US & Canada Properties
	Three Months Ended December 31, 2020 and December 31, 2019
	REVPAR		Occupancy			Average Daily Rate
Brand	2020	vs. 2019	2020	vs. 2019		2020	vs. 2019
JW Marriott	$50.74	-74.0%	23.0%	-50.2%	pts.	$220.30	-17.3%
The Ritz-Carlton	$115.85	-62.6%	28.2%	-44.4%	pts.	$410.74	-3.7%
W Hotels	$47.52	-78.1%	23.6%	-52.0%	pts.	$201.02	-30.0%
Composite US & Canada Luxury [1]	$77.53	-69.3%	25.1%	-49.2%	pts.	$309.24	-9.3%
Marriott Hotels	$27.60	-77.2%	22.4%	-46.7%	pts.	$123.23	-29.5%
Sheraton	$24.47	-77.9%	22.5%	-46.6%	pts.	$108.57	-32.3%
Westin	$33.05	-77.1%	24.0%	-48.9%	pts.	$137.61	-30.5%
Composite US & Canada Premium [2]	$30.92	-75.7%	23.3%	-47.0%	pts.	$132.98	-26.6%
US & Canada Full-Service [3]	$36.10	-74.4%	23.5%	-47.3%	pts.	$153.91	-23.0%
Courtyard	$34.31	-63.3%	35.9%	-32.0%	pts.	$95.62	-30.5%
Residence Inn	$61.11	-43.7%	55.0%	-19.8%	pts.	$111.10	-23.5%
Fairfield by Marriott	$36.22	-51.5%	41.7%	-24.7%	pts.	$86.76	-22.8%
Composite US & Canada Limited-Service [4]	$41.96	-54.3%	43.1%	-26.6%	pts.	$97.30	-26.1%
US & Canada - All [5]	$39.58	-64.6%	35.1%	-35.0%	pts.	$112.64	-29.4%
1Includes JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, and EDITION.
2Includes Marriott Hotels, Sheraton, Westin, Renaissance, Autograph Collection, Delta Hotels, Gaylord Hotels, and Le Méridien. Systemwide also includes Tribute Portfolio.
3Includes Composite US & Canada Luxury and Composite US & Canada Premium.
4Includes Courtyard, Residence Inn, Fairfield by Marriott, SpringHill Suites, TownePlace Suites, Four Points, Aloft, Element, and AC Hotels by Marriott. Systemwide also includes Moxy.
5Includes US & Canada Full-Service and Composite US & Canada Limited-Service.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated International Properties
	Three Months Ended December 31, 2020 and December 31, 2019
	REVPAR		Occupancy			Average Daily Rate
Region	2020	vs. 2019	2020	vs. 2019		2020	vs. 2019
Greater China	$71.41	-19.6%	63.0%	-8.1%	pts.	$113.42	-9.2%
Rest of Asia Pacific	$42.74	-66.5%	33.2%	-43.7%	pts.	$128.71	-22.4%
Asia Pacific	$58.29	-45.3%	49.3%	-24.4%	pts.	$118.13	-18.2%

Caribbean & Latin America	$44.76	-66.4%	28.4%	-35.8%	pts.	$157.44	-24.0%
Europe	$19.91	-86.1%	14.5%	-58.5%	pts.	$137.50	-29.9%
Middle East & Africa	$50.61	-56.1%	36.8%	-36.1%	pts.	$137.58	-13.0%

International - All [1]	$47.69	-59.6%	38.1%	-34.6%	pts.	$125.15	-22.8%

Worldwide [2]	$42.95	-67.7%	32.0%	-40.8%	pts.	$134.21	-26.5%

Comparable Systemwide International Properties
	Three Months Ended December 31, 2020 and December 31, 2019
	REVPAR		Occupancy			Average Daily Rate
Region	2020	vs. 2019	2020	vs. 2019		2020	vs. 2019
Greater China	$69.46	-21.6%	61.7%	-8.9%	pts.	$112.52	-10.4%
Rest of Asia Pacific	$47.20	-62.9%	35.1%	-41.1%	pts.	$134.44	-19.4%
Asia Pacific	$58.04	-46.4%	48.1%	-25.4%	pts.	$120.74	-18.1%

Caribbean & Latin America	$29.78	-70.8%	24.4%	-35.9%	pts.	$122.28	-27.9%
Europe	$18.72	-85.0%	15.3%	-56.6%	pts.	$122.38	-29.5%
Middle East & Africa	$47.91	-56.3%	36.4%	-35.8%	pts.	$131.74	-13.4%

International - All [1]	$41.95	-62.7%	34.2%	-37.1%	pts.	$122.68	-22.3%

Worldwide [2]	$40.28	-64.1%	34.9%	-35.6%	pts.	$115.55	-27.4%

1Includes Asia Pacific, Caribbean & Latin America, Europe, and Middle East & Africa.
2Includes US & Canada - All and International - All.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated US & Canada Properties
	Twelve Months Ended December 31, 2020 and December 31, 2019
	REVPAR		Occupancy			Average Daily Rate
Brand	2020	vs. 2019	2020	vs. 2019		2020	vs. 2019
JW Marriott	$72.34	-66.7%	26.7%	-51.7%	pts.	$270.68	-2.2%
The Ritz-Carlton	$130.60	-57.8%	31.0%	-43.2%	pts.	$421.81	1.0%
W Hotels	$61.39	-71.0%	26.4%	-49.8%	pts.	$232.58	-16.3%
Composite US & Canada Luxury [1]	$100.24	-62.8%	28.3%	-48.1%	pts.	$353.74	0.2%
Marriott Hotels	$42.75	-72.1%	24.8%	-51.6%	pts.	$172.19	-14.0%
Sheraton	$39.58	-75.2%	23.1%	-54.5%	pts.	$171.35	-16.7%
Westin	$47.40	-71.9%	26.4%	-51.0%	pts.	$179.43	-17.6%
Composite US & Canada Premium [2]	$42.79	-72.2%	24.5%	-52.0%	pts.	$174.49	-13.3%
US & Canada Full-Service [3]	$54.15	-69.4%	25.3%	-51.2%	pts.	$214.24	-7.3%
Courtyard	$35.37	-65.2%	31.0%	-40.4%	pts.	$114.12	-20.0%
Residence Inn	$64.90	-49.0%	47.8%	-31.2%	pts.	$135.80	-15.8%
Composite US & Canada Limited-Service [4]	$43.49	-60.3%	35.6%	-38.6%	pts.	$122.26	-17.3%
US & Canada - All [5]	$50.73	-67.3%	28.6%	-47.2%	pts.	$177.48	-13.4%

Comparable Systemwide US & Canada Properties
	Twelve Months Ended December 31, 2020 and December 31, 2019
	REVPAR		Occupancy			Average Daily Rate
Brand	2020	vs. 2019	2020	vs. 2019		2020	vs. 2019
JW Marriott	$69.92	-65.8%	27.1%	-49.8%	pts.	$257.79	-3.1%
The Ritz-Carlton	$126.72	-58.8%	30.3%	-44.0%	pts.	$417.81	1.0%
W Hotels	$61.39	-71.0%	26.4%	-49.8%	pts.	$232.58	-16.3%
Composite US & Canada Luxury [1]	$92.40	-63.5%	28.2%	-47.9%	pts.	$327.83	-1.3%
Marriott Hotels	$42.11	-67.7%	27.5%	-45.5%	pts.	$153.17	-14.3%
Sheraton	$36.08	-68.8%	28.0%	-44.4%	pts.	$128.83	-19.3%
Westin	$47.64	-68.3%	28.5%	-46.9%	pts.	$167.35	-16.0%
Composite US & Canada Premium [2]	$43.89	-67.2%	28.1%	-45.4%	pts.	$156.38	-14.2%
US & Canada Full-Service [3]	$49.28	-66.5%	28.1%	-45.7%	pts.	$175.49	-12.0%
Courtyard	$41.05	-59.5%	36.5%	-35.4%	pts.	$112.51	-20.2%
Residence Inn	$66.92	-42.9%	54.7%	-23.8%	pts.	$122.33	-18.1%
Fairfield by Marriott	$40.15	-50.9%	41.9%	-28.9%	pts.	$95.78	-17.2%
Composite US & Canada Limited-Service [4]	$47.60	-52.1%	43.4%	-30.2%	pts.	$109.80	-18.7%
US & Canada - All [5]	$48.28	-59.4%	37.2%	-36.5%	pts.	$129.96	-19.4%

1Includes JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, and EDITION.
2Includes Marriott Hotels, Sheraton, Westin, Renaissance, Autograph Collection, Delta Hotels, Gaylord Hotels, and Le Méridien. Systemwide also includes Tribute Portfolio.
3Includes Composite US & Canada Luxury and Composite US & Canada Premium.
4Includes Courtyard, Residence Inn, Fairfield by Marriott, SpringHill Suites, TownePlace Suites, Four Points, Aloft, Element, and AC Hotels by Marriott. Systemwide also includes Moxy.
5Includes US & Canada Full-Service and Composite US & Canada Limited-Service.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated International Properties
	Twelve Months Ended December 31, 2020 and December 31, 2019
	REVPAR		Occupancy			Average Daily Rate
Region	2020	vs. 2019	2020	vs. 2019		2020	vs. 2019
Greater China	$49.77	-41.4%	46.7%	-22.3%	pts.	$106.60	-13.5%
Rest of Asia Pacific	$42.23	-64.2%	31.3%	-42.8%	pts.	$135.09	-15.1%
Asia Pacific	$46.32	-53.7%	39.6%	-31.7%	pts.	$116.90	-16.7%

Caribbean & Latin America	$52.55	-60.0%	26.7%	-37.8%	pts.	$196.51	-3.6%
Europe	$34.88	-76.8%	20.8%	-53.3%	pts.	$167.70	-17.3%
Middle East & Africa	$48.97	-52.1%	34.9%	-32.9%	pts.	$140.34	-6.8%

International - All [1]	$44.77	-60.6%	33.8%	-37.0%	pts.	$132.56	-17.4%

Worldwide [2]	$47.53	-64.3%	31.4%	-41.7%	pts.	$151.51	-16.7%

Comparable Systemwide International Properties
	Twelve Months Ended December 31, 2020 and December 31, 2019
	REVPAR		Occupancy			Average Daily Rate
Region	2020	vs. 2019	2020	vs. 2019		2020	vs. 2019
Greater China	$48.72	-42.4%	45.9%	-22.6%	pts.	$106.19	-14.0%
Rest of Asia Pacific	$44.41	-62.3%	32.1%	-41.7%	pts.	$138.45	-13.3%
Asia Pacific	$46.51	-54.2%	38.8%	-32.4%	pts.	$119.89	-16.0%

Caribbean & Latin America	$38.81	-63.4%	24.4%	-37.4%	pts.	$159.12	-7.1%
Europe	$32.53	-75.1%	21.7%	-51.2%	pts.	$149.58	-16.5%
Middle East & Africa	$46.27	-52.5%	34.3%	-33.2%	pts.	$134.87	-6.5%

International - All [1]	$41.51	-62.2%	31.5%	-38.5%	pts.	$131.63	-16.1%

Worldwide [2]	$46.28	-60.2%	35.5%	-37.1%	pts.	$130.40	-18.5%

1Includes Asia Pacific, Caribbean & Latin America, Europe, and Middle East & Africa.
2Includes US & Canada - All and International - All.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
($ in millions)

	Fiscal Year 2020
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income (loss), as reported	$31	$(234)	$100	$(164)	$(267)
Cost reimbursement revenue	(3,797)	(1,202)	(1,789)	(1,664)	(8,452)
Reimbursed expenses	3,877	1,241	1,683	1,634	8,435
Interest expense	93	127	113	112	445
Interest expense from unconsolidated joint ventures	3	1	12	8	24
(Benefit) provision for income taxes	(12)	(64)	27	(150)	(199)
Depreciation and amortization	150	72	53	71	346
Contract investment amortization	25	21	48	38	132
Depreciation classified in reimbursed expenses	26	27	27	29	109
Depreciation, amortization and impairments from unconsolidated joint ventures	7	16	3	78	104
Stock-based compensation	41	50	49	57	197
Restructuring and merger-related (recoveries) charges	(2)	6	1	262	267
Loss on asset dispositions	—	—	—	6	6
Adjusted EBITDA **	$442	$61	$327	$317	$1,147

Change from 2019 Adjusted EBITDA **	-46%	-94%	-64%	-65%	-68%

	Fiscal Year 2019
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income, as reported	$375	$232	$387	$279	$1,273
Cost reimbursement revenue	(3,756)	(3,903)	(3,952)	(3,988)	(15,599)
Reimbursed expenses	3,892	4,107	4,070	4,370	16,439
Interest expense	97	102	100	95	394
Interest expense from unconsolidated joint ventures	2	1	3	2	8
Provision for income taxes	57	82	140	47	326
Depreciation and amortization	54	56	52	179	341
Contract investment amortization	14	15	16	17	62
Depreciation classified in reimbursed expenses	30	29	33	29	121
Depreciation and amortization from unconsolidated joint ventures	7	8	5	9	29
Share-based compensation	40	50	47	49	186
Gain on asset dispositions	—	—	(9)	(134)	(143)
Restructuring and merger-related (recoveries) charges	9	173	9	(53)	138
Adjusted EBITDA **	$821	$952	$901	$901	$3,575

**Denotes non-GAAP financial measures. Please see pages A-13 and A-14 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not required by, or presented in accordance with, United States generally accepted accounting principles (“GAAP”). We discuss the manner in which the non-GAAP measures reported in this press release and schedules are determined and management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income/loss, net income/loss, earnings/loss per share or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted Operating Income/Loss and Adjusted Operating Income/Loss Margin.  Adjusted operating income/loss and Adjusted operating income/loss margin exclude cost reimbursement revenue, reimbursed expenses, restructuring and merger-related charges (recoveries), and non-cash impairment charges. Adjusted operating income margin reflects Adjusted operating income/loss divided by Adjusted total revenues. We believe that these are meaningful metrics because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Net Income/Loss and Adjusted Diluted Earnings/Loss Per Share. Adjusted net income/loss and Adjusted diluted EPS reflect our net income/loss and diluted earnings/loss per share excluding the impact of cost reimbursement revenue, reimbursed expenses, restructuring and merger-related charges (recoveries), non-cash impairment charges, losses and gains on asset dispositions, the income tax effect of these adjustments, and the income tax benefit arising from audit closures. We calculate the income tax effect of the adjustments using an estimated tax rate applicable to each adjustment. We believe that these measures are meaningful indicators of our performance because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). Adjusted EBITDA reflects net income/loss excluding the impact of the following items: cost reimbursement revenue and reimbursed expenses, interest expense, depreciation (including depreciation classified in “Reimbursed expenses,” as discussed below), amortization, impairments from unconsolidated joint ventures, and benefit (provision) for income taxes, restructuring and merger-related charges (recoveries), stock-based compensation expense, and losses and gains on asset dispositions for all periods presented. When applicable, Adjusted EBITDA also excludes gains and losses on asset dispositions made by us or by our joint venture investees.

In our presentations of Adjusted operating income/loss and Adjusted operating income/loss margin, Adjusted net income/loss, Adjusted diluted EPS and Adjusted EBITDA, we exclude charges incurred under our restructuring plans that we initiated beginning in the 2020 second quarter to achieve cost savings in response to the decline in lodging demand caused by COVID-19 and transition costs associated with the Starwood merger, which we record in the “Restructuring and merger-related charges (recoveries)” caption of our Income Statements, to allow for period-over period comparisons of our ongoing operations before the impact of these items. We also exclude non-cash impairment charges related to our management and franchise contract, operating lease, and equity investment assets, which we record in the “Contract investment amortization,” “Depreciation, amortization, and other,” and “Equity in earnings (losses)” captions of our Income Statements to allow for period-over period comparisons of our ongoing operations before the impact of these items. We exclude cost reimbursement revenue and reimbursed expenses, which relate to property-level and centralized programs and services that we operate for the benefit of our hotel owners. We do not operate these programs and services to generate a profit over the long term, and accordingly, when we recover the costs that we incur for these programs and services from our hotel owners, we do not seek a mark-up. For property-level services, our owners typically reimburse us at the same time that we incur expenses. However, for centralized programs and services, our owners may reimburse us before or after we incur expenses, causing timing differences between the costs we incur and the related reimbursement from hotel owners in our operating and net income. Over the long term, these programs and services are not designed to impact our economics, either positively or negatively. Because we do not retain any such profits or losses over time, we exclude the net impact when evaluating period-over-period changes in our operating results.

We believe that Adjusted EBITDA is a meaningful indicator of our operating performance because it permits period-over-period comparisons of our ongoing operations before these items and facilitates our comparison of results before these items with results from other lodging companies. We use Adjusted EBITDA to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. Our Adjusted EBITDA also excludes depreciation and amortization expense which we report under “Depreciation, amortization, and other” as well as depreciation classified in “Reimbursed expenses” and “Contract investment amortization” in our Consolidated Statements of Income (our “Income Statements”), because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. Depreciation classified in “Reimbursed expenses” reflects depreciation of Marriott-owned assets, for which we receive cash from owners to reimburse the company for its investments made for the benefit of the system. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We exclude stock-based compensation expense in all periods presented to address the considerable variability among companies in recording compensation expense because companies use stock-based payment awards differently, both in the type and quantity of awards granted.

RevPAR. In addition to the foregoing non-GAAP financial measures, we present Revenue per Available Room (“RevPAR”) as a performance measure. We believe RevPAR is a meaningful indicator of our performance because it measures the period-over-period change in room revenues for comparable properties. RevPAR relates to property level revenue and may not be comparable to similarly titled measures, such as revenues, and should not be viewed as necessarily correlating with our fee revenue. We calculate RevPAR by dividing room sales (recorded in local currency) for comparable properties by room nights available for the period. We do not consider interruptions related to COVID-19 when determining which properties to classify as comparable. We present growth in comparative RevPAR on a constant dollar basis, which we calculate by applying exchange rates for the current period to each period presented. We believe constant dollar analysis provides valuable information regarding our properties’ performance as it removes currency fluctuations from the presentation of such results.